                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                                           PLC SYSTEMS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                PLC SYSTEMS INC.
                                 10 FORGE PARK
                         FRANKLIN, MASSACHUSETTS 02038

                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2001

                            ------------------------

    The Annual Meeting of Shareholders of PLC Systems Inc. will be held on Wednesday, May 23, 2001, at 10:00 a.m, local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038, to consider and act upon the following matters:

    (1) To elect four Class I directors of PLC for the ensuing three years.

    (2) To ratify the selection by PLC of Ernst & Young LLP as the independent auditors of PLC for the fiscal year ending December 31, 2001.

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on April 5, 2001 are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of PLC will remain open for the purchase and sale of PLC's common stock.

    All shareholders are cordially invited to attend the Annual Meeting.

                                          By order of the Board of Directors,

                                          Edward H. Pendergast
                                          CHAIRMAN OF THE BOARD

Franklin, Massachusetts
April 18, 2001

WHETHER OF NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                PLC SYSTEMS INC.
                                 10 FORGE PARK
                         FRANKLIN, MASSACHUSETTS 02038

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF PLC SYSTEMS INC. FOR USE AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2001, AT 10:00 A.M. LOCAL TIME, AT PLC SYSTEMS INC., 10 FORGE PARK, FRANKLIN, MASSACHUSETTS 02038, AND AT ANY ADJOURNMENT OR ADJOURNMENTS OF THAT ANNUAL MEETING.

    ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN, AND IF NO CHOICE IS SPECIFIED, THE PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering to the Secretary of PLC a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Annual Meeting that the shareholder intends to revoke the proxy and vote in person.

    EACH SHAREHOLDER MAY APPOINT AN INDIVIDUAL OTHER THAN THE INDIVIDUALS NAMED IN THE ENCLOSED PROXY CARD AS HIS OR HER PROXY TO ATTEND AND ACT ON THE SHAREHOLDER'S BEHALF AT THE ANNUAL MEETING BY INSERTING THAT OTHER INDIVIDUAL'S NAME IN THE BLANK SPACE PROVIDED ON THE ENCLOSED PROXY CARD OR BY EXECUTING A PROXY CARD SIMILAR TO THE ENCLOSED FORM.

    PLC'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2000 IS BEING MAILED TO SHAREHOLDERS WITH THE MAILING OF THIS NOTICE OF ANNUAL MEETING AND THIS PROXY STATEMENT ON OR ABOUT APRIL 18, 2001.

    A COPY OF PLC'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO JAMES G. THOMASCH, PLC SYSTEMS INC., 10 FORGE PARK, FRANKLIN, MASSACHUSETTS 02038. EXHIBITS WILL BE PROVIDED UPON REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

    On April 5, 2001, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 29,298,667 shares of common stock of PLC, no par value per share. Each share is entitled to one vote. Notice of the record date, as required by Section 135(4) of the Business Corporations Act of the Yukon Territory (referred to as the Yukon Act), was published in the Whitehorse Star newspaper on March 26, 2001.

    Under PLC's by-laws, two shareholders, or proxies representing two shareholders, holding not less than 10% of the outstanding shares of PLC entitled to vote on a particular matter at the Annual Meeting shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

    The affirmative vote of the holders of a majority of the shares of common stock voting on each matter is required for the election of directors, the ratification of the appointment of Ernst & Young LLP as PLC's independent auditors for the fiscal year ending December 31, 2001 and the approval of each of the other matters, if any, to be voted upon.

    Shares which abstain from voting as to a particular matter will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. Yukon law does not recognize "broker non-votes," which, under United States law, result when shares are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

    PLC's Board of Directors currently consists of nine persons, divided into three classes serving staggered terms of three years. In addition, there has been one vacancy on the Board of Directors since the Board increased the number of directors in Class I from three to four directors in connection with the Shareholders Agreement, dated January 9, 2001, between PLC and Edwards Lifesciences Corporation, under which PLC must use its best efforts to cause the Edwards Nominee (as defined in the Shareholders Agreement) to become a director of PLC. Currently there are three directors in Class I (whose terms expire at this Annual Meeting), three directors in Class II (whose terms expire at the Annual Meeting of Shareholders in 2003) and three directors in Class III (whose terms expire at the Annual Meeting of Shareholders in 2002). There is one vacancy in Class I. Four Class I directors are to be elected at the Annual Meeting. Each of these Class I directors will hold office until the Annual Meeting of Shareholders in 2004 or until his successor has been duly elected and qualified.

    In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

    Set forth below is the name of each member of the Board of Directors (including the nominees for election as Class I directors), his age, the date of the commencement of his term as a director of PLC, the positions and offices held by him, the Class of director in which he serves, the expiration of his term of director, his principal occupation and business experience during the past five years and the names of other publicly held companies of which he serves as a director. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 15, 2001, appears below under the heading "Security Ownership of Certain Beneficial Owners and Management."

                                                                                                              EXPIRATION
                                            DATE FIRST BECOME                                                 OF TERM AT
NAME                               AGE         A DIRECTOR                  POSITION               CLASS     ANNUAL MEETING
----                             --------   -----------------   -------------------------------  --------   ---------------
Edward H. Pendergast...........     67           9/24/92        Chairman                             I           2001
Donald E. Bobo, Jr.............     39                --        Nominee                             --             --
Kevin J. Dunn..................     48           9/24/99        Director                           III           2002
Benjamin L. Holmes.............     66           5/24/00        Director                            II           2003
Alan H. Magazine...............     56           9/24/99        Director                            II           2003
H.B. Brent Norton, M.D.........     40           6/10/94        Director                           III           2002
Kenneth J. Pulkonik............     60           9/14/92        Director                            II           2003
Robert I. Rudko, Ph.D..........     58           4/14/92        Director and Chief Scientist         I           2001
Roberts A. Smith, Ph.D.........     72           1/22/93        Director                           III           2002
Mark R. Tauscher...............     48          12/17/99        Director, President and Chief        I           2001
                                                                  Executive Officer

    EDWARD H. PENDERGAST has served as Chairman of the Board of Directors since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC's interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since
June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately held management consulting firm. Mr. Pendergast currently is a director of Plymouth Rubber Company, Inc., a manufacturer and distributor of vinyl and rubber products. He also currently serves on the board of directors of several private companies. Mr. Pendergast is a Certified Public Accountant.

    DONALD E. BOBO, JR. has been nominated for election as a Class I director at the Annual Meeting. Since December 2000, Mr. Bobo has served as Vice President of Corporate Strategy of Edwards Lifesciences Corporation. He has over 17 years of experience in the medical products and healthcare industries, where he has served in a variety of senior manager positions. Most recently, from July 1997 to December 2000, Mr. Bobo served as Director of Business Development of Edwards Lifesciences Corporation, and he was responsible for the TMR and Biotherapeutics business initiatives. From 1995 to July 1997, he served as a director within the Cardiovascular Group of Baxter Healthcare, overseeing the Access Products Business Unit. From 1993 to 1995, he served as the General Manager of the Non-Invasive Business Unit of InnerSpace Medical. Mr. Bobo received a B.S. degree in Mathematics from Bob Jones University and a M.S. degree in Engineering from the University of Southern California.

    KEVIN J. DUNN has served as a director of PLC since September 1999.
Mr. Dunn has served as the Senior Managing Director of The Robinson Humphrey Company, an investment banking firm, since June 1999. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree in Government from Harvard College.

    BENJAMIN L. HOLMES has served as a director of PLC since May 2000. Since December 1994, Mr. Holmes has served as President of The Holmes, Co., a consulting firm that specializes in healthcare in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of Haemonetics Corporation (a medical device company), Project Hope, the UCLA Foundation and The Wood River Medical Center Foundation.

    ALAN H. MAGAZINE has served as a director of PLC since September 1999. Since August 1999, Mr. Magazine has been an independent executive management consultant. From 1990 to May 1999, Mr. Magazine served as President and Chief Executive Officer of the Health Industry Manufacturers Association, a worldwide association for medical technology companies. Prior to that, Mr. Magazine was the President and Chief Executive Officer of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine serves as a director of Sunrise Technologies International, Inc., a medical technology company. Mr. Magazine received his Ph.D. degree from the University of Maryland, his M.B.A. degree from Kent State University and his B.A. degree from Monmouth College.

    H.B. BRENT NORTON, M.D. has served as a director of PLC since June 1994. Since 1991, Dr. Norton has served as President, Chief Executive Officer and a director of IMI International Medical Innovations Inc., a publicly held biotechnology commercialization company. In addition, since 1990, Dr. Norton owned and served as the President of the Ontario Workers Health Clinic, a privately held health assessment company. Dr. Norton received his M.D. degree from McGill University and his M.B.A. degree from the University of Western Ontario.

    KENNETH J. PULKONIK has served as a director of PLC since 1992. Since 1983, Mr. Pulkonik has served as President and Chairman of the Board of Rush Electronics Ltd., a privately held Canadian company. Mr. Pulkonik has also served as the President and Chairman of the Board of Rush Corporation, the United States subsidiary of Rush Electronics Ltd., since 1987. In 1971,
Mr. Pulkonik co-founded Rush Industries, Inc., a privately held industrial distributor to the electronics industry in the New England area. Mr. Pulkonik received a S.B. degree in Chemical Engineering from Massachusetts Institute of Technology

(referred to as MIT), a S.M. degree in Metallurgy from MIT, and a S.M. degree in Management from the Sloan School at MIT.

    ROBERT I. RUDKO, PH.D. has served as a director of PLC since 1992 and has served as Chief Scientist of PLC since October 1993. He also served as acting Chief Executive Officer from February 1997 to August 1997. In addition,
Dr. Rudko served as Chairman of the Board of Directors from April 1992 to October 1998 and President of PLC from April 1992 to October 1993. Dr. Rudko founded PLC Medical Systems, Inc. in 1981 and served as President from 1981 to October 1993. Dr. Rudko received his Ph.D. degree in electrical engineering from Cornell University.

    ROBERTS A. SMITH, PH.D. has served as a director of PLC since January 1993. From 1980 to 1986 and from 1988 to 1994, Dr. Smith served as the President of Viratek, Inc., a pharmaceutical development company. From 1990 to 1992, Dr. Smith served as the Vice President of SPI Pharmaceuticals, a pharmaceutical marketing company. From 1985 to 1988, Dr. Smith was the Vice President and a director of the Nucleic Acid Research Institute. Dr. Smith has been the Vice Chairman since 1992 and a founding director since 1959 of ICN
Pharmaceuticals, Inc., the parent company of Viratek, Inc., a publicly traded company, and SPI Pharmaceuticals. From 1958 to 1987, Dr. Smith was a full Professor and from 1987 to the present, Dr. Smith has been a Professor Emeritus, at the University of California, Los Angeles where he instructs in biochemistry.

    MARK R. TAUSCHER has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999,
Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical
Systems: Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard: Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

EXECUTIVE OFFICERS OF PLC

    MARK R. TAUSCHER, see biography above.

    JAMES G. THOMASCH, age 41, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since
November 1999. He has also served as Assistant Secretary of PLC since
April 2000. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc. since
January 2001. From May 1996 to March 1999, Mr. Thomasch served as the XRE Division President and Chief Operating Officer for Trex Medical Corporation, a medical device company. From 1989 to May 1996, Mr. Thomasch served as the Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation. Mr. Thomasch received his B.S. degree in Accounting from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant with over 19 years of experience.

    Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of the directors or executive officers of PLC.

    Each person who has served as a director or executive officer during the year ended December 31, 2000, has no substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting, other than the election of the Class I directors.

BOARD MEETINGS

    The Board of Directors of PLC held 11 meetings during the fiscal year ended December 31, 2000. Each director attended at least 75% of the total number of Board meetings and applicable committee meetings.

AUDIT COMMITTEE

    The Audit Committee is composed of three independent directors, Messrs. Dunn and Pulkonik and Dr. Norton. The Audit Committee reviews the professional services provided by PLC's independent accountants, the independence of such accountants from PLC's management, and the effectiveness of PLC's financial reporting and internal accounting controls. The Audit Committee also reviews such other matters with respect to PLC's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee held three meetings in the last fiscal year.

    AUDIT FEES

    Ernst & Young LLP billed PLC an aggregate of $100,500 in fees for professional services rendered in connection with the audit of PLC's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of PLC's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Ernst & Young LLP did not bill PLC for any professional services rendered to PLC and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of PLC's information system or the management of its local area network.

    ALL OTHER FEES

    Ernst & Young LLP billed PLC an aggregate of $40,301 in fees for other services rendered to PLC and its affiliates for the fiscal year ended
December 31, 2000. The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of Ernst & Young LLP.

    REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    PLC is not subject to the new Audit Committee requirements of the American Stock Exchange because it is a Yukon Territory corporation. However, the following disclosure is required by the proxy rules of the Securities and Exchange Commission.

    The Audit Committee of PLC's Board of Directors has adopted a written charter. The Board of Directors has determined that the three members of the Audit Committee are independent directors, as defined by the rules of the American Stock Exchange.

    The Audit Committee reviewed PLC's audited financial statements for the fiscal year ended December 31, 2000, and discussed these financial statements with PLC's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees, as amended) with Ernst & Young LLP, PLC's independent auditors.

    PLC's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from PLC.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to PLC's Board of Directors that the audited financial statements be included in PLC's Annual Report on Form 10-K for the year ended December 31, 2000.

    By the Audit Committee of the Board of Directors of PLC

                                          Kevin J. Dunn
                                          H.B. Brent Norton, M.D.
                                          Kenneth J. Pulkonik

    The information included under the heading "Report of the Audit Committee of the Board of Directors" above is not deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), other than as provided in Item 7 of
Schedule 14A of the Exchange Act and Item 306 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that PLC specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (referred to as the Securities Act), or the Exchange Act.

COMPENSATION COMMITTEE

    The Compensation Committee currently is composed of three outside directors, Messrs. Holmes and Magazine and Dr. Smith. Mr. Dow and Dr. Norton also served on the Compensation Committee until May 24, 2000, and Mr. Pendergast served as an EX OFFICIO member of the Compensation Committee until May 24, 2000. The Compensation Committee reviews executive salaries and administers PLC's policies governing annual compensation and other benefits for PLC's executive officers. In addition, the Compensation Committee negotiates and proposes to the Board of Directors the compensation arrangements for PLC's officers, other key employees, certain consultants and directors. The Compensation Committee held three meetings during the last fiscal year.

    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of PLC's Board of Directors has furnished the following report on executive compensation in fiscal year 2000.

    The Compensation Committee believes that the primary objectives of PLC's compensation policies are to attract and retain a management team that can effectively implement and execute PLC's strategic business plan. These compensation policies include: (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) recognition of individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet PLC's performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation to encourage management to continue to focus on shareholder return. The Compensation Committee will review its compensation policies from time to time in order to determine the reasonableness of PLC's compensation programs and to consider factors unique to PLC.

    EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared to the compensation packages of companies that compete with PLC for prospective employees. The compensation program for executive officers consists of three elements: (i) base salary, which is set on an annual basis;
(ii) annual incentive compensation in the form of cash bonuses, which is based on PLC's achievement of predetermined financial objectives and the executive officer's achievement of his individual objectives; and

(iii) long-term incentive compensation in the form of stock options, which are granted when the executive officer joins PLC and occasionally thereafter in order to align the executive officers' long-term interests with those of the shareholders and to encourage the executive officers to achieve superior results over an extended period.

    BASE SALARY

    Base salaries for executive officers are determined annually by reviewing three key areas: (i) the pay practices of companies of similar size, market capitalization and industry; (ii) the skills and performance level of the individual executive relative to targeted performance criteria; and (iii) PLC's financial performance.

    BONUS COMPENSATION

    Bonus compensation is based on PLC's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attaining financial targets, the Compensation Committee also awards bonuses based on various operational and strategic objectives, such as management's efficiency and management's ability to motivate others to build a strong management team, develop and maintain the skills necessary to work in a high-growth company, recognize and pursue new business opportunities and initiate programs to enhance PLC's growth and successes. Bonuses are awarded on an annual basis.

    LONG-TERM INCENTIVE COMPENSATION

    The Compensation Committee believes that stock options are an excellent long-term incentive for executives that aligns executive and shareholder interests and assists in retention of key executive officers and employees. In addition, such stock options allow the executive officers to share in any appreciation in the value of PLC's common stock.

    When determining stock option awards, the Compensation Committee considers the executive's current contributions to PLC's performance, his position and level of seniority at PLC, his experience, his existing stock ownership, his previous stock options grants, the vesting schedules of his outstanding options, PLC's current stock price and the chief executive officer's recommendation.

    It is PLC's policy to grant to all executive officers at the time they commence employment with PLC an initial stock option comparable to options granted to executive officers of similar seniority at other medical device and biotechnology companies. In addition, the Compensation Committee also may grant stock options based on the individual's performance throughout the year. In granting such performance-based stock options, the Compensation Committee considers the individual's contributions to PLC's financial, operational and strategic objectives.

    Senior management also participates in company-wide employee benefit plans, including PLC's 401(k) Plan. Benefits under these plans are not dependent upon the individual's performance.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Mr. Tauscher joined the Corporation as its Chief Executive Officer and President in December 1999. Effective December 17, 1999, the Compensation Committee approved the following compensation for Mr. Tauscher: an annual base salary of $250,000, a monthly car allowance of $1,000, and a yearly incentive bonus up to 50% of his base salary based upon performance goals approved by the Board of Directors. Mr. Tauscher received a bonus of $121,875 for fiscal year 2000. In addition, Mr. Tauscher received options to purchase 175,000 shares of common stock at an exercise price of $0.5625 per share. The shares of common stock underlying these options vest as follows: (i) 58,334 shares vest on April 27, 2001, (ii) 58,334 shares vest on October 27, 2001 and (iii) 58,332 shares vest on April 27, 2002. These options were granted to align
Mr. Tauscher's interests with the shareholders' interests with respect to operating results and long-term increases in the price of PLC's stock. The Compensation Committee believes that these option grants are consistent with the goals of PLC's stock option program as a whole.

    TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code of 1986, as amended (referred to as the Code), generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, PLC has limited the number of shares subject to stock options which may be granted to its employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its other compensatory awards as performance-based compensation, it will continue to monitor the impact of
Section 162(m) on PLC. In any event, there can be no assurance that compensation attributable to stock options granted under the PLC's stock plans will be exempt from Section 162(m) as performance-based compensation.

    By the Compensation Committee of the Board of Directors of PLC

                                          Benjamin L. Holmes
                                          Alan H. Magazine
                                          Roberts A. Smith, Ph.D.

    The information included under the heading "Report of the Compensation Committee of the Board of Directors" above is not deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Exchange Act, other than as provided in
Item 8 of Schedule 14A of the Exchange Act and Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that PLC specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Messrs. Holmes and Magazine and Dr Smith, each of whom served on the Compensation Committee of the Board of Directors during 2000. Mr. Dow and Dr. Norton also served on the Compensation Committee until May 24, 2000, and Mr. Pendergast served as an EX OFFICIO member of the Compensation Committee until May 24, 2000. No member of the Compensation Committee was at any time during 2000, or formerly, an officer or employee of PLC or any subsidiary of PLC, except Mr. Dow, who served as President and Chief Executive Officer of PLC from August 1997 to
September 1999, and Mr. Pendergast, who served as Interim President and Chief Executive Officer of PLC from September 1999 to December 1999. No member of the Compensation Committee had any relationship with PLC requiring disclosure under
Item 404 of Regulation S-K under the Exchange Act.

    No executive officer of PLC has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of PLC.

OTHER BOARD COMMITTEES

    The Nominating Committee is composed of Messrs. Pendergast and Tauscher and Dr. Rudko. Mr. Dow and Dr. Smith also served on the Nominating Committee until May 24, 2000. The Nominating Committee nominates directors and accepts and reviews nominations for directors presented by shareholders. To submit a candidate for consideration by the Nominating Committee, shareholders must inform PLC in writing by mailing the candidate's name and a detailed description of the candidate's qualifications to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. The Nominating Committee held no meetings during the last fiscal year.

    The Executive Committee is composed of Mr. Pendergast and Dr. Rudko.
Mr. Dow also served on the Executive Committee until May 24, 2000. The Executive Committee considers corporate and other matters that arise between meetings of the Board of Directors. The Executive Committee held no meetings during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the number of shares of PLC common stock beneficially owned as of March 15, 2001 by (i) each person known by PLC to beneficially own more than 5% of the outstanding shares of PLC common stock; (ii) each director of PLC; (iii) the chief executive officer and the other executive officer of PLC; and (iv) all PLC executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to PLC's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address of each person owning more than 5% of the outstanding shares of common stock is c/o PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038.

                                                       NUMBER OF
                                                         SHARES      PERCENTAGE OF
                                                      BENEFICIALLY   COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED        OUTSTANDING
------------------------------------                  ------------   -------------
Edwards Lifesciences Corporation(1)(2)..............   8,333,333          25.8%
One Edwards Way
Irvine, California 92614

Donald E. Bobo, Jr..................................          --            --

Kevin J. Dunn(3)....................................      25,000             *

Benjamin L. Holmes(4)...............................      17,500             *

Alan H. Magazine(5).................................      22,000             *

H.B. Brent Norton, M.D.(6)..........................      90,000             *

Edward H. Pendergast(7).............................     267,492             *

Kenneth J. Pulkonik(8)..............................     190,500             *

Robert I. Rudko, Ph.D.(9)...........................   1,406,075           4.7

Roberts A. Smith, Ph.D.(10).........................      97,500             *

Mark R. Tauscher(11)................................     236,165             *

James G. Thomasch(12)...............................      83,668             *

All executive officers and directors as a group
  (11 persons)(13)..................................   2,435,900           8.0%

------------------------

   * Less than 1%.

 (1) This information is based on the Schedule 13D of Edwards Lifesciences Corporation filed with the Securities and Exchange Commission on April 5, 2001, and includes 3,000,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of March 15, 2001.

 (2) Pursuant to a Shareholders Agreement, dated as of January 9, 2001, by and between Edwards Lifesciences Corporation and PLC, Edwards Lifesciences Corporation is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in certain circumstances, as further discussed under the heading "Certain Relationships and Related Transactions" set forth below.

 (3) Includes 20,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (4) Includes 7,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (5) Includes 20,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (6) Includes 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (7) Includes 192,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (8) Includes 152,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (9) Includes 378,975 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (10) Includes 88,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (11) Includes 215,833 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (12) Includes 81,668 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

 (13) Includes 1,236,476 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2001.

COMPENSATION OF DIRECTORS

    Non-employee directors, other than the Chairman, receive $8,000 per year, paid in quarterly installments. In fiscal year 2000, the Chairman received $133,750, paid in monthly installments. In addition, non-employee directors receive $650 for each meeting of the Board of Directors they attend in person and $325 for each telephonic meeting of the Board of Directors they attend. Non-employee directors who serve on committees of the Board of Directors receive $600 for each committee meeting they attend in person and $300 for each telephonic committee meeting they attend. PLC reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

    PLC grants stock options to its non-employee directors. Generally, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of PLC's common stock that vests in installments over three years. Once the initial grant has fully vested, generally non-employee directors (other than the Chairman) receive an annual grant of an option to purchase 10,000 shares of PLC's common stock that vests in four equal quarterly installments. The Chairman receives an annual grant of an option to purchase 20,000 shares of PLC's common stock that vests in four equal quarterly installments. All such options have an exercise price equal to the fair market value of the common stock on the date of grant. The grants of options to non-employee directors discussed above will not apply to Mr. Bobo because he is a nominee for director as a result of PLC's transaction with Edwards Lifesciences Corporation.

    The following table sets forth information with respect to the compensation received by the directors of PLC during fiscal year 2000.

                                                  NUMBER OF
                                                    SHARES                EXERCISE                 PRICE RANGE OF
                                                  UNDERLYING   DATE OF      PRICE     EXPIRATION   SHARES 30 DAYS
                                ANNUAL DIRECTOR     OPTION      OPTION       OF        DATE OF     PRIOR TO OPTION
NAME                            COMPENSATION($)   GRANTED(#)    GRANT     OPTION($)     OPTION       GRANT($)(1)
----                            ---------------   ----------   --------   ---------   ----------   ---------------
Kevin J. Dunn.................       13,100          --           --         --          --              --
Benjamin L. Holmes............        6,266         30,000      5/24/00    1.65625      5/23/10      1.5 - 2.125
Alan H. Magazine..............       11,550          --           --         --          --              --
H.B. Brent Norton, M.D........       13,347         10,000      5/24/00    1.65625      5/23/10      1.5 - 2.125
Edward H. Pendergast..........      133,750         15,000      4/30/00      1.844      4/29/10    1.6875 - 2.6875
                                                    20,000      5/24/00    1.65625      5/23/10      1.5 - 2.125
Kenneth J. Pulkonik...........       13,010         10,000      5/24/00    1.65625      5/23/10      1.5 - 2.125
Robert I. Rudko, Ph.D.........      --              18,225     10/27/00     0.5625     10/26/10      0.5 - 1.125
Roberts A. Smith, Ph.D........       12,125         10,000      5/24/00    1.65625      5/23/10      1.5 - 2.125
Mark R. Tauscher..............      --             175,000     10/27/00     0.5625     10/26/10      0.5 - 1.125

------------------------

(1) Consists of the high and low trading price of PLC's common stock on the American Stock Exchange during the 30-day period prior to the date of grant of the options, respectively.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation earned by (i) PLC's chief executive officer during 2000 and (ii) PLC's other executive officer. PLC refers to these individuals as the Named Executive Officers. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                            ---------------
                                                    ANNUAL COMPENSATION       SECURITIES
                                                  -----------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)   BONUS($)(1)   OPTIONS/SARS(#)   COMPENSATION($)
---------------------------            --------   ---------   -----------   ---------------   ---------------
Mark R. Tauscher.....................    2000      235,577      121,875         175,000           131,329(2)
  President, Chief Executive             1999        1,000       --             350,000           --
  Officer and Director                   1998        --          --             --                --
James G. Thomasch....................    2000      160,000       74,520          87,500           --
  Senior Vice President of               1999       21,601        9,293         130,000           --
  Finance and Administration,            1998        --          --             --                --
  Chief Financial Officer
  and Treasurer

------------------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of these perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer for that year.

(2) Consists of Mr. Tauscher's relocation expenses.

    OPTION GRANTS DURING FISCAL YEAR 2000

    The following table sets forth each grant of stock options to purchase shares of common stock during 2000 to each of the Named Executive Officers. No stock appreciation rights were granted during the fiscal year.

                                                INDIVIDUAL GRANTS                                                   POTENTIAL
                       -------------------------------------------------------------------                       REALIZABLE VALUE
                                        PERCENT OF                                                                  AT ASSUMED
                                          TOTAL                                                                  ANNUAL RATES OF
                         NUMBER OF     OPTIONS/SARS                                                                STOCK PRICE
                        SECURITIES      GRANTED TO               EXERCISE OR                 PRICE RANGE OF      APPRECIATION FOR
                        UNDERLYING     EMPLOYEES IN               BASE PRICE                  SECURITIES 30     OPTION TERM($)(4)
                       OPTIONS/ SARS   FISCAL YEAR     GRANT      PER SHARE     EXPIRATION    DAYS PRIOR TO    --------------------
NAME                      GRANTED      2000 (%)(1)      DATE     ($/SHARE)(2)      DATE         GRANT(3)          5%         10%
----                   -------------   ------------   --------   ------------   ----------   ---------------   --------    --------
Mark R. Tauscher           87,500           11        10/27/00     0.56250       10/26/10      0.5 - 1.125      30,953      78,442
                           87,500           11        10/27/00     0.56250       10/26/10      0.5 - 1.125      30,953      78,442
James G. Thomasch....      15,000            2         4/30/00     1.84400       04/29/10    1.6875 - 2.6875    17,395      44,083
                           36,250            5        10/27/00     0.56250       10/26/10      0.5 - 1.125      12,824      32,497
                           36,250            5        10/27/00     0.56250       10/26/10      0.5 - 1.125      12,824      32,497

------------------------

(1) PLC granted options to purchase 800,002 shares of common stock to its employees and the employees of its subsidiaries in fiscal year 2000.

(2) The exercise price was equal to the fair market value of PLC's common stock as determined by PLC's Board of Directors on the date of grant.

(3) Consists of the high and low trading prices of PLC's common stock on the American Stock Exchange during the 30-day period prior to the date of grant of the options, respectively.

(4) The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent PLC's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

    OPTIONS EXERCISED DURING FISCAL YEAR 2000

    The following table sets forth for each of the Named Executive Officers the PLC stock options exercised during fiscal year 2000 and the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 2000. Neither Named Executive Officer exercised PLC stock options in 2000.

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING                   IN-THE-MONEY
                                                   UNEXERCISED OPTIONS AT              OPTIONS AT
                                                      DECEMBER 31, 2000         DECEMBER 31, 2000 ($)(1)
                                                 ---------------------------   ---------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------   -------------   -----------   -------------
Mark R. Tauscher...............................    140,000        385,000             --        10,938
James G. Thomasch..............................     52,500        165,000             --         4,531

------------------------

(1) Based on the closing sale price of PLC's common stock on December 29, 2000 ($0.625), as reported by the American Stock Exchange, less the option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    PLC has arrangements with its Named Executive Officers to compensate them in the event of termination of employment (resignation, retirement, change in control) or change in responsibilities following a change in control of PLC.

    An employment agreement was entered into in December 1999 between PLC and Mr. Tauscher providing for an annual base salary of $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus plus the continuation of any other benefits available to Mr. Tauscher and his family on his last day of service for a period of 18 months if Mr. Tauscher's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, Massachusetts.

    An employment agreement was entered into in November 1999 between PLC and Mr. Thomasch providing for an annual base salary of $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch for a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, Massachusetts.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total return to shareholders of PLC's common stock for the period from January 1, 1996 through March 31, 2001, with the cumulative total return over such period of (i) the American Stock Exchange Index (referred to as the AMEX Index) and (ii) an index of medical instrument and supply companies compiled by Media General Financial
Services, Inc. (referred to as the MG Group Index). The graph assumes the investment of $100 in PLC's common stock, and assumes that all dividends are reinvested. The performance shown is not necessarily indicative of future performance. PLC's common stock traded on the Nasdaq National Market from March 3, 1992 to September 16, 1992. PLC's common stock began trading on the American Stock Exchange on September 17, 1992.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                   12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  3/31/01
PLC SYSTEMS INC.        100    135.34     49.25     23.31     12.03      3.76     4.69
MG GROUP INDEX          100    105.14    129.14    162.04    162.83     234.9   193.72
AMEX MARKET INDEX       100    105.52    126.97    125.25    156.15    154.23   150.37

                                              12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   3/30/01
                                              --------   --------   --------   --------   --------   --------   --------
PLC Systems Inc.............................   100.00     135.34      49.25      23.31      12.03       3.76       4.69
MG Group Index..............................   100.00     105.14     129.14     162.04     162.83     234.90     193.72
AMEX Index..................................   100.00     105.52     126.97     125.25     156.15     154.23     150.37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    No executive officer, director, nominee for election as a director or 5% shareholder of PLC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of fiscal year 2000 or in any proposed transaction which in either such case has materially affected or will materially affect PLC, except as described below.

    On January 9, 2001, PLC entered into an exclusive distribution agreement with a subsidiary of Edwards Lifesciences Corporation, which currently owns in excess of 5% of PLC's outstanding common stock. Under this agreement, the subsidiary of Edwards Lifesciences Corporation will distribute PLC's next generation CO2 TMR Heart Laser System and all associated disposable components to cardiovascular clinicians and institutions throughout the United States.

    On January 9, 2001, PLC entered into a shareholders agreement with Edwards Lifesciences Corporation. Under this agreement, Edwards Lifesciences Corporation is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in any matter submitted to the shareholders; provided, however, that Edwards Lifesciences Corporation has sole discretion to vote its shares of PLC common stock in a vote regarding (i) any merger, consolidation, acquisition or other business combination involving PLC in which PLC would not be the surviving corporation or as a result of which a majority of the outstanding common equity of PLC would be owned by another entity; (ii) any sale, lease, transfer or other disposition of the business operations of all or substantially all assets of PLC (on a consolidated basis); and (iii) any dissolution or complete liquidation or similar arrangement of PLC.

    During fiscal year 1991, PLC loaned Corhart Management Group, Inc. (referred to as Corhart) $126,061 on a demand basis. Corhart provided office and administrative services for PLC's Vancouver office. Corhart then loaned a portion of the $126,061 to Dr. Rudko, a director and the Chief Scientist of PLC. In 1999, this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). As of December 31, 2000, the outstanding loan balance was approximately $85,000.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS IS IN THE BEST INTEREST OF PLC AND ITS SHAREHOLDERS AND, THEREFORE, RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                   ITEM NO. 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit PLC's financial statements for the year ending December 31, 2001.
Ernst & Young LLP has audited the financial statements of PLC for each fiscal year since July 1995. The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is necessary to appoint
Ernst & Young LLP as PLC's independent auditors and the Board of Directors recommends that the shareholders vote FOR confirmation of such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001 IS IN THE BEST INTEREST OF PLC AND ITS SHAREHOLDERS AND, THEREFORE, RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by PLC. In addition to solicitations by mail, PLC's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and PLC will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by all officers and directors of PLC who are persons required to file reports, referred to as reporting persons, pursuant to Section 16(a) of the Exchange Act, or written representations from certain reporting persons, PLC believes that during fiscal year 2000 all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act, except for Kevin
J. Dunn, who failed to timely report one open market purchase.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF
  SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by PLC no later than December 9, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

    In addition, if PLC does not receive notice of a matter or proposal to be considered at the 2002 Annual Meeting of Shareholders by March 4, 2002, persons appointed by the Board of Directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2002 Annual Meeting of Shareholders.

    THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By order of the Board of Directors,

                                          Mark R. Tauscher
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER
                                          AND DIRECTOR

April 18, 2001
Appendix A - Audit Committee Charter

                                                                      APPENDIX A

                                PLC SYSTEMS INC.
                            AUDIT COMMITTEE CHARTER

    The purpose of the Audit Committee of the Board of Directors of PLC SYSTEMS Inc. is to oversee company policies, financial reporting and other areas of the operations of the company on behalf of the shareholders and the Board of Directors to which it will report. The Audit Committee was established by resolution of the Board on January 22, 1993.

    The Audit Committee shall be composed of two independent directors, each to serve until the next Annual Meeting of the Board of Directors or until the election of a successor, unless he shall resign or his office becomes vacant by reason of death, removal or other cause. The Chairman of the Audit Committee shall be elected by the members of the committee.

    Audit Committee meetings will be scheduled as required during the year to fulfill the purpose of the committee. An audit scope meeting shall be held to allow management and the independent auditors to advise the committee about the audit approach and scope of the audit, special areas needing attention during the audit, and significant planned changes to the company's accounting principles, policies and practices.

    A meeting will also be held with management and the independent auditors prior to release of the annual report to the public. This meeting will review the auditors' performance and findings including significant resolved or unresolved problems and the financial statements to be included in the annual report and other publicly filed documents.

    Additional meetings will be held to insure review of the following issues: the scope, plan and performance of the internal auditors; the financial reporting process; any matters that could have a material impact the financial statements; management's procedures for verifying compliance with the company's code of conduct; the company's plans for addressing possible conflict-of-interest situations; the findings of any regulatory agencies; and any other oversight functions as requested by the full Board.

    The committee will work with the officers, managers and internal auditors of the company as well as its counsel, external auditors and anyone else it deems necessary.

                                PLC SYSTEMS INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

               2001 ANNUAL MEETING OF SHAREHOLDERS--MAY 23, 2001

    THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2001 Annual Meeting of Shareholders and Proxy Statement dated April 18, 2001 in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, May 23, 2001 at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 and hereby appoint(s) Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the 2001 Annual Meeting of Shareholders of PLC Systems Inc. and at any adjournments thereof as indicated upon all maters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2.

    THE UNDERSIGNED MAY APPOINT AN INDIVIDUAL OTHER THAN THE INDIVIDUALS NAMED ABOVE AS THE PROXY OF THE UNDERSIGNED TO VOTE THE SHARES OF THE UNDERSIGNED AT THE ANNUAL MEETING IN ACCORDANCE WITH THIS PROXY BY IDENTIFYING SUCH INDIVIDUAL IN THE FOLLOWING SPACE. ________________________

                    PLEASE VOTE, DATE AND SIGN ON OTHER SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

                                                              (SEE REVERSE SIDE)

                   /X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1. Election of Class I directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

    NOMINEES:    Donald E. Bobo, Jr.       Edward H. Pendergast
                 Robert I. Rudko, Ph.D.    Mark R. Tauscher

       / / FOR all nominees (except as indicated to the contrary--see INSTRUCTIONS below)

       / /  WITHHELD from all nominees

       INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH EACH SUCH NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. Approval of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2001 and to authorize the directors to fix the remuneration to be paid to the auditors.

           / /    FOR           / /    AGAINST          / /    ABSTAIN

                               Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which it was mailed by the Board of Directors.

                               Signature: __________________ Date: ____________

                               Signature: __________________ Date: ____________